As filed with the Securities and Exchange Commission on August 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Treasure global inc

(Exact name of registrant as specified in its charter)

Delaware	7389	36-4965082
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

276 5th Avenue, Suite 704 #739
New York, New York 10001
+6012 643 7688

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Chong Chan “Sam” Teo
Chief Executive Officer
Treasure Global Inc
276 5th Avenue, Suite 704 #739
New York, New York 10001
+6012 643 7688

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.
Jeffrey P. Wofford, Esq.	Andrew M. Tucker, Esq.
Carmel, Milazzo & Feil LLP	Nelson Mullins Riley & Scarborough LLP
55 West 39th Street, 18th Floor	101 Constitution Avenue, NW. Suite 900
New York, New York 10018	Washington, D.C. 20001
Telephone: (212) 658-0458	Telephone: (202) 689-2800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-264364

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Treasure Global Inc, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended.This Registration Statement relates to the offering of shares of the Registrant’s common stock contemplated by its Registration Statement on Form S-1 (File No. 333-264364), which was initially filed with the Securities and Exchange Commission on April 19, 2022, and which, as amended, was declared effective on August 10, 2022 (the “Prior Registration Statement”). This Registration Statement is filed for the sole purpose of increasing the amount of securities being offered and covers the registration of an additional $700,000 of common stock, $0.00001 par value per share, of the Registrant. The required opinion of counsel and related consent, accountant’s consent and fee calculation exhibit are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 10th day of August, 2022.

TREASURE GLOBAL INC

By:	/s/ Chong Chan “Sam” Teo
Chong Chan “Sam” Teo
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ Chong Chan “Sam” Teo	Chief Executive Officer and Chairman (Principal Executive officer)	August 10, 2022
Chong Chan “Sam” Teo

/s/ Yee Fei “Jaylvin” Chan	Chief Financial Officer (Principal Financial and Accounting officer)	August 10, 2022
Yee Fei “Jaylvin” Chan

/s/ Voon Him “Victor” Hoo	Chairman of the Board and Managing Director	August 10, 2022
Voon Him “Victor” Hoo

/s/ Joseph R. “Bobby” Banks	Director	August 10, 2022
Joseph R. “Bobby” Banks

/s/ Marco Baccanello	Director	August 10, 2022
Marco Baccanello

/s/ Jeremy Roberts	Director	August 10, 2022
Jeremy Roberts

3

EXHIBIT INDEX

5.1	Opinion of Counsel to the Registrant.
23.1	Consent of Friedman LLP, Dated August 10, 2022
23.2	Consent of Counsel (included in Exhibit 5.1)
107	Fee Calculation table

4